Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 24, 2022, with respect to our audits of the consolidated financial statements of the Company as of February 28, 2022 and 2021 and for each of the years in the two year period ended February 28, 2022. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

August 25, 2022